                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                  ORAVAX, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                 [ORAVAX LOGO]

                                38 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 8, 1997

     The 1997 Annual Meeting of Stockholders of OraVax, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 31st Floor, 60 State Street, Boston, Massachusetts, on Tuesday, July 8, 1997 at 10:00 a.m., local time, to consider and act upon the following matters:

     1. To elect two Class II Directors for the ensuing three years.

     2. To approve an amendment to the Company's 1995 Stock Option Plan, providing for an increase from 300,000 to 1,300,000 in the number of shares of Common Stock reserved for issuance thereunder.

     3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year 1997.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on June 2, 1997 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors,


                                            [SIGNATURE]

                                            KEITH S. EHRLICH, Secretary

Cambridge, Massachusetts
June 13, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                  ORAVAX, INC.
                                38 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

          PROXY STATEMENT FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 8, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OraVax, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders to be held on July 8, 1997 and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

     The Company's Annual Report for the year ended December 31, 1996 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about June 13, 1997.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY, ORAVAX, INC., 38 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS 01239.

VOTING SECURITIES AND VOTES REQUIRED

     On June 2, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 9,988,336 shares of Common Stock of the Company, $.001 par value per share ("Common Stock"). Holders of Common Stock are entitled to one vote per share.

     Under the Company's By-laws, the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of each of the other matters to be voted upon.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of June 2, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director;
(iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group.

     The number of shares of Common Stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after June 2, 1997 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                       SHARES OF
                                                                      COMMON STOCK     PERCENTAGE OF
                                                                      BENEFICIALLY     COMMON STOCK
          NAME AND ADDRESS                                               OWNED          OUTSTANDING
          ----------------                                            ------------     -------------
5% STOCKHOLDERS

Wellington Management Company, LLP(1)...............................       910,000           9.1%
Medical Science Partners, L.P.(2)...................................       600,857           6.0%

DIRECTORS

Lance K. Gordon(3)..................................................       192,690           1.9%
Jean J. Deleage(4)..................................................       336,281           3.4%
Andre L. Lamotte(5).................................................       603,695           6.1%
Douglas MacMaster(6)................................................        13,600           *
Allen Misher(7).....................................................         3,333           *
C. Boyd Clarke......................................................         --              *

OTHER NAMED EXECUTIVE OFFICERS

Samuel K. Ackerman(8)...............................................        76,825           *
Keith S. Ehrlich(9).................................................        39,008           *
Thomas P. Monath(10)................................................       123,126           1.2%
Robert B. Rombauer(11)..............................................        82,733           *
All directors and executive officers as a group (10 persons)(12)....     1,457,228          14.0%

---------------

   * Less than 1%.

 (1) The information reported is based on a Schedule 13G filed with the Securities and Exchange Commission on January 24, 1997 by Wellington Management Company, LLP.

 (2) Includes 26,320 shares held by Medical Science II Co-Investment L.P. ("MSP II-Co") and 149,544 shares held by Medical Science Partners II, L.P. ("MSP II"). Medical Science Partners, L.P. ("MSP") is an affiliate of MSP II-Co and MSP II and may be deemed to be the beneficial owner of shares held by such entities.

 (3) Includes 129,461 shares of Common Stock which Dr. Gordon has the right to acquire within 60 days after June 2, 1997 upon exercise of outstanding stock options.

 (4) Includes 281,523 shares held by Alta IV Limited Partnership ("Alta IV") and 51,361 shares held by C.V. Sofinnova Partners Five ("Sofinnova"). Burr, Egan, Deleage & Co. ("Burr, Egan") serves as the investment advisor to Alta IV and Sofinnova. Dr. Deleage is the Managing Partner of Burr, Egan and is a General Partner of Alta IV Management Partners, L.P., the General Partner of Alta IV, and may be deemed to share voting and investment powers for the shares held by Alta IV and Sofinnova. Burr, Egan serves as an advisor to Sofinnova. The principals of Burr, Egan disclaim beneficial ownership of all such shares held by Alta IV and Sofinnova. The principals of Burr, Egan disclaim beneficial ownership of all such shares held by Alta IV and Sofinnova except to the extent of their proportionate pecuniary interest therein. Dr. Deleage disclaims beneficial ownership of all the shares for Alta IV and Sofinnova except to the extent of his proportionate pecuniary interest therein.

 (5) Includes 424,993 shares held by MSP, 26,320 shares held by MSP II-Co and 149,544 shares held by MSP II. Dr. Lamotte is the Managing General Partner of Medical Science Ventures, the General Partner of MSP and is the Managing General Partner of Medical Science Ventures II, the General Partner of MSP II and MSP II-Co, and may be deemed to be the beneficial owner of the shares held by Partner of MSP II and MSP II-Co, and may be deemed to be the beneficial owner of the shares held by MSP, MSP II and MSP II-Co although Dr. Lamotte disclaims beneficial ownership of such shares.

 (6) Represents shares which Mr. MacMaster may acquire upon the exercise of options within 60 days after June 2, 1997.

 (7) Represents shares which Dr. Misher may acquire upon the exercise of options within 60 days after June 2, 1997.

 (8) Includes 72,225 shares which Dr. Ackerman may acquire upon the exercise of options within 60 days after June 2, 1997. Dr. Ackerman resigned as an officer of the Company effective as of January 31, 1997.

 (9) Includes 34,982 shares which Mr. Ehrlich may acquire upon the exercise of options within 60 days after June 2, 1997.

(10) Includes 117,176 shares which Dr. Monath may acquire upon the exercise of options within 60 days after June 2, 1997.

(11) Includes 79,561 shares which Dr. Rombauer and his spouse may acquire upon the exercise of options within 60 days after June 2, 1997.

(12) Includes 436,275 shares which all Directors and executive officers as a group may acquire upon the exercise of options within 60 days after June 2, 1997.

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of two Class I Directors, two Class II Directors and one Class III Director. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The Class I Directors were elected at the 1996 Annual Meeting for a three-year term expiring at the 1999 Annual Meeting; this year the Class II Directors will be elected for a three-year term expiring at the 2000 Annual Meeting; and the Class III Director will be elected at the 1998 Annual Meeting for a three-year term expiring at the 2001 Annual Meeting.

     The persons named in the enclosed proxy will vote to elect as directors C. Boyd Clarke and Allen Misher, the Class II nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the two Class II nominees named below. Each of the nominees is currently a member of the Board of Directors of the

Company. Jean J. Deleage, who has been a director since 1991, has informed the Board that he will resign from the Board at the end of his current term and therefore will not be standing for re-election to the Board. Each Class II nominee will be elected to hold office until the 2000 Annual Meeting of Stockholders and until his successors is duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

     There are no family relationships between or among any officers or directors of the Company.

     Set forth below are the name and age of each member of the Board of Directors (including those who are nominees for election as Class II Directors), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of June 2, 1997, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

            NOMINEES FOR TERMS EXPIRING IN 2000 (CLASS II DIRECTORS)

     C. Boyd Clarke, age 51, has served as a Director of the Company since March 1997. Since September 1996, Mr. Clarke has served as President of U.S. Bioscience, Inc., a pharmaceutical company specializing in the development and commercialization of products for patients with cancer and AIDS. From January 1995 to May 1996, Mr. Clarke served as Vice President, Strategy, Alliance Management and Development for Merck Vaccines, where he managed a global alliance with Pasteur Merieux for the development of vaccines. Mr. Clarke served in other capacities at various units of Merck since 1977. Mr. Clarke received a B.S. in biochemistry and an M.A. in European History from the University of Calgary and was a doctoral candidate in European History at University of Wisconsin.

     Allen Misher, Ph.D., age 65, has served as a Director of the Company since January, 1996. He was elected by the Board of Directors to fill a vacancy created by the resignation of Robert E. Curry as a Director. Dr. Misher is a consultant. From 1984 to 1994, he served as President of Philadelphia College of Pharmacy and Science. From 1982 to 1984, he was a Senior Vice President of National Medical Care, Inc. From 1964 to 1982 he was employed by SmithKline & French and SmithKline Corp. in a variety of positions in pharmacology and research, including President of SmithKline Medical Diagnostics Group from 1978 to 1982 and Group Vice President of SmithKline Corp. from 1978 to 1982. He is currently on the Board of Directors of G.D. Searle & Co., U.S. Healthcare, Inc., U.S. Bioscience, Inc., Litmus Concepts, Inc. and Cortech, Inc. Dr. Misher received his B.Sc. from the Philadelphia College of Pharmacy and Science and his Ph.D. in Physiology from the University of Pennsylvania.

            DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS I DIRECTORS)

     Douglas MacMaster, age 66, has served as a Director of the Company since March 1993 and was elected Chairman of the Board of Directors in April 1994. From July 1988 until his retirement in January 1992, Mr. MacMaster served as a Senior Vice President of Merck & Co., Inc. ("Merck"), a pharmaceutical company, with responsibility for worldwide chemical and pharmaceutical manufacturing, worldwide construction, the Agvet division and the Speciality Chemicals Group. From October 1985 to July 1988, Mr. MacMaster was President of the Merck Sharp & Dohme Division, with responsibility for the United States human healthcare business. Mr. MacMaster was an employee of Merck for 30 years. He is currently on the Board of Directors of American Precision Industries, Inc., Martek Biosciences Corp., Neose Pharmaceuticals, Inc., Phyto

Pharmaceuticals Inc. and U.S. Bioscience, Inc. Mr. MacMaster received his A.B. degree from St. Francis Xavier University (Canada) and his J.D. degree from Boston College Law School.

     Andre L. Lamotte, Sc.D., age 47, has served as a Director of the Company since April 1990. Since April 1989, he has served as the Managing General Partner of Medical Science Ventures, the General Partner of Medical Science Partners L.P., and as Managing General Partner of Medical Science Ventures II, the General Partner of Medical Science Partners II, L.P. and Medical Science II Co-Investment L.P. Dr. Lamotte received a B.S. in General Engineering from Ecole Centrale Paris, an M.S. in Chemical Engineering and an Sc.D. in Chemical Engineering from the Massachusetts Institute of Technology, and a M.B.A. from the Harvard Graduate School of Business Administration.

            DIRECTOR WHOSE TERM EXPIRES IN 1998 (CLASS III DIRECTOR)

     Lance K. Gordon, Ph.D., age 49, has served as the President and Chief Executive Officer and a member of the Board of Directors of the Company since June 1990. From January 1989 to June 1990, Dr. Gordon served as Senior Vice President of North American Vaccine, Inc., a biopharmaceutical company. From April 1988 to January 1989, he served as Chief Executive Officer of American Vaccine Corporation and Selcore Laboratories, Inc., both of which are biopharmaceutical companies. From 1987 to 1988, Dr. Gordon was Associate Director, Infectious & Inflammatory Diseases, Clinical Pharmacology -- Drug Medical Affairs, of E.R. Squibb & Sons, Inc., a pharmaceutical company. From 1981 to 1987, he was Director, Immunobiology Research at Connaught Laboratories, Ltd., a pharmaceutical company. During his seven years with Connaught Laboratories, Ltd., Dr. Gordon was responsible for both bacterial and viral research and development programs. He was the inventor and Project Director of the Connaught Haemophilus influenzae type b conjugate vaccine, ProHibit. Dr. Gordon also serves on the advisory boards of the not-for-profit Albert Sabin Foundation and BioSciences Contract Production, a private biopharmaceutical services company. Dr. Gordon received a B.A. from the University of California at Humboldt and a Ph.D. in Biomedical Science from the University of Connecticut. Dr. Gordon completed his postdoctoral fellowship at the Howard Hughes Medical Institute.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee held two meetings in 1996. The members of the Audit Committee are Mr. MacMaster and Dr. Deleage.

     The Company also has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company. The Compensation Committee is responsible for establishing and modifying the compensation of all corporate officers of the Company, adoption and amendment of all stock option and other employee benefit plans, and the engagement of, arrangements with, and termination of, all corporate officers of the Company. The Compensation Committee held two meetings during 1996. The members of the Compensation Committee are Drs. Lamotte and Misher and Mr. MacMaster. See "Report of the Compensation Committee" below.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

     The Board of Directors held four meetings during 1996. Each director attended at least 75% of the total number of meetings (including consents in lieu of meetings) of the Board of Directors and all committees of the Board on which he served.

DIRECTORS' COMPENSATION

     Except as described below, the Company's Directors do not receive any cash compensation for service on the Board of Directors or any committee thereof, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board and any committee thereof. The Company pays reasonable travel and out- of-pocket expenses incurred by non-employee Directors in connection with attendance at meetings to transact the business of the Company or attendance at meetings of the Board of Directors or any committee thereof. In April 1994, the Company entered into an agreement with Mr. MacMaster, Chairman of the Board of Directors, pursuant to which Mr. MacMaster receives an annual retainer of $25,000 paid quarterly in advance, a fee of $2,000 per day for attending meetings of the Board of Directors or other meetings attended at the request of the Company's President or the Board of Directors, including monthly advisory meetings, plus travel expenses. In 1996, Mr. MacMaster received $26,000 pursuant to this arrangement. In addition, Mr. MacMaster received an option, effective February 6, 1995, to purchase 12,750 shares of Common Stock at an exercise price of $3.529 per share. The option vests in five equal annual installments commencing one year after the date of grant. In February 1996, the Company entered into an agreement with Dr. Misher pursuant to which Dr. Misher receives an annual retainer of $5,000 and a fee of $1,500 per meeting of the Board of Directors attended. In addition, on February 5, 1996, Dr. Misher received an option to purchase 10,000 shares of Common Stock at an exercise price of $13.25 per share. The option vests in three equal annual installments commencing one year after the date of grant. In March 1997, the Company entered into an agreement with Mr. Clarke pursuant to which Mr. Clarke receives an annual retainer of $5,000 and a fee of $1,500 per meeting of the Board of Directors attended.

     On March 24, 1997, the Board of Directors adopted a stock option policy under which, effective as of May 1, 1997, each non-employee Director shall be granted an option to purchase 15,000 shares of Common Stock for each three-year term to which the Director is elected, such option to vest in three equal annual installments commencing one year after the date of grant. In order to implement the stock option policy for the remainder of the current terms of the existing non-employee Directors, the Board of Directors (i) granted Dr. Lamotte an option to purchase 10,000 shares of Common Stock at an exercise price of $2.50 per share, such option to vest in two equal annual installments commencing on May 1, 1998; (ii) granted Mr. MacMaster an option to purchase 4,900 shares of Common Stock at an exercise price of $2.50 per share, such option to vest in two equal annual installments commencing on May 1, 1998; (iii) granted Dr. Misher an option to purchase 3,333 shares of Common Stock at an exercise price of $2.50 per share, such option to vest in two equal annual installments commencing on May 1, 1998; and (iv) granted Mr. Clarke an option to purchase 15,000 shares of Common Stock at an exercise price of $2.50 per share, such option to vest in three equal annual installments commencing on May 1, 1998.

     For a discussion of certain transactions between the Company and affiliates of certain Directors, see "Certain Transactions."

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for the fiscal year ending December 31, 1996 of the Company's President and Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the Chief Executive and such other executive officers are hereinafter referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                ANNUAL COMPENSATION(1)          ------------------
                                        --------------------------------------      SECURITIES       ALL OTHER
                                         SALARY       BONUS     OTHER ANNUAL    UNDERLYING OPTIONS  COMPENSATION
                               YEAR       ($)        ($)(2)    COMPENSATION(3)         (#)             ($)(4)
                               ----     --------     -------   ---------------  ------------------  ------------
Lance K. Gordon..............  1996     $250,000     $56,250       $ 6,067             40,000               --
President and Chief            1995     $220,500     $40,794       $ 7,009                 --         $ 45,653
Executive Officer              1994     $180,159     $30,000       $ 5,099             90,023         $ 47,924

Samuel K. Ackerman(5)........  1996     $231,525     $41,675       $ 4,408                 --               --
Vice President, Development    1995     $220,500     $40,793       $ 6,722                 --               --
and Regulatory Affairs         1994     $205,000     $54,286       $ 6,124             38,250         $229,356(6)

Thomas P. Monath.............  1996     $190,000     $42,750       $ 3,350                 --               --
Vice President, Research       1995     $157,500     $29,138       $ 5,034                 --               --
and Medical Affairs            1994     $142,500     $27,000       $ 2,221             55,012               --

Robert B. Rombauer...........  1996     $157,290     $23,594       $ 7,933                 --               --
Vice President, Business       1995     $147,000     $25,725       $ 7,008                 --               --
Development, Sales and         1994     $135,138     $26,000       $ 5,257             33,341         $ 10,000
Marketing

Keith S. Ehrlich.............  1996     $145,000     $26,100       $   799             10,000               --
Vice President, Finance and    1995     $131,250     $24,938       $ 1,039                 --               --
Administration, Treasurer      1994     $120,122     $26,833       $ 5,019             21,250               --
and Secretary

---------------

(1) Includes amounts payable in a subsequent fiscal year for services rendered by the Named Executive Officer in the fiscal year.

(2) Other compensation in the form of perquisites and other personal benefits has been omitted because it constitutes less than the lesser of $50,000 or ten percent of the total annual salary and bonus for the Named Executive Officer.

(3) Includes term-life insurance premiums and financial planning expenses paid by the Company to the Named Executive Officer.

(4) Represents relocation allowances paid by the Company.

(5) Dr. Ackerman resigned as an officer of the Company effective as of January 31, 1997.

(6) The $229,356 relocation reimbursement paid to Dr. Ackerman consists of $47,922 in temporary living and commuting costs, $87,683 in moving and real estate closing costs and $93,751 for reimbursement of related federal and state income taxes.

     Option Grant Table. The following table sets forth certain information regarding options granted by the Company to the Named Executive Officers during the fiscal year ended December 31, 1996:

                          OPTION GRANTS IN FISCAL YEAR
                               INDIVIDUAL GRANTS

                                  NUMBER OF
                                  SHARES OF     PERCENT OF                              POTENTIAL REALIZABLE
                                    COMMON        TOTAL                                   VALUE AT ASSUMED
                                    STOCK        OPTIONS                                    STOCK PRICE
                                  UNDERLYING    GRANTED TO                                APPRECIATION FOR
                                   OPTIONS      EMPLOYEES     EXERCISE                     OPTION TERM(2)
                                   GRANTED      IN FISCAL      PRICE      EXPIRATION    --------------------
      NAME                          (#)(1)         YEAR        ($/SH)        DATE        5%($)       10%($)
      ----                        ----------    ----------    --------    ----------    --------    --------
Lance K. Gordon.................    40,000         31.35%      $13.25       3/11/06     $333,314    $844,684
Keith S. Ehrlich................    10,000          7.84%      $13.25       3/11/06     $ 83,329    $211,711

---------------

(1) Options vest in five equal annual installments commencing one year after the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account any appreciation in the price of the Common Stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date at which the options are exercised.

     Year-End Option Table. The following table sets forth certain information regarding stock options exercised during the year ended December 31, 1996 and stock options held as of December 31, 1996 by the Named Executive Officers.

                      AGGREGATED OPTION EXERCISES IN LAST
                        FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

                                                             NUMBER OF SHARES
                            NUMBER OF                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                            SHARES OF                           OPTIONS AT               THE-MONEY OPTIONS AT
                           COMMON STOCK      VALUE          FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                           ACQUIRED ON      REALIZED     -------------------------     -------------------------
                           EXERCISE(#)        ($)        EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
                           ------------     --------     -------------------------     -------------------------
Lance K. Gordon..........       --             --              95,410/73,816               $ 358,022/226,222
Samuel K. Ackerman(2)....       --             --              72,225/44,200               $ 203,835/119,946
Thomas B. Monath.........       --             --              98,796/48,263               $ 402,221/152,391
Robert B. Rombauer.......       --             --              71,458/36,717               $ 295,731/125,846
Keith S Ehrlich..........       --             --              28,294/21,605               $   78,967/58,089

---------------

(1) Based on the fair value of the Common Stock on December 31, 1996 ($5.25), less the option exercise price.

(2) Dr. Ackerman resigned as an officer of the Company effective as of January 31, 1997.

REPORT OF THE COMPENSATION COMMITTEE

     The executive compensation program of the Company is administered by the Compensation Committee, composed of Drs. Lamotte and Misher and Mr. MacMaster, each of whom is a non-employee director.

     The Company's executive compensation program is designed to retain and reward executives who are capable of leading the Company in the achievement of its business objectives. All decisions by the Compensation Committee relating to the compensation of the Company's officers are reviewed by the full Board.

Compensation Philosophy

     The objectives of the executive compensation program are (i) to align compensation with business objectives and individual performance and (ii) to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

     Competitive and Fair Compensation. The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in companies with similar businesses and of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

     Sustained Performance. Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development of new processes and products, and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and company values are fostered.

     In evaluating each executive officer's performance, the Company generally conforms to the following process:

     - Company and individual goals and objectives generally will be set at the beginning of the performance cycle.

     - At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company will be evaluated.

     - The executive's performance will then be compared with peers within the Company and the results will be communicated to the executive.

     - The comparative results, combined with comparative compensation practices of other companies in the industry, will be then used to determine salary and stock compensation levels.

     Annual compensation for the Company's executives generally consists of three elements -- salary, cash bonuses and stock options.

     The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries and payment of bonus awards will be based on actual corporate and individual performance against targeted performance and various objective performance criteria. Targeted performance criteria vary for each executive, are based on his area of responsibility, and may include continued innovation and development of the Company's technology and products, timely development of new products or processes, implementation of financing strategies and establishment of strategic licensing and developmental alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but makes an evaluation of each executive officer's contributions in light of all such criteria. The Company did not increase the annual salaries of its executive officers for 1997.

     Compensation at the executive officer level also includes the long-term incentives offered by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of the Company.

     Executive officers of the Company are also eligible to participate in the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% of the fair market value at the beginning or end of the applicable purchase period.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the new statute to mitigate any disallowance of deductions.

     Dr. Gordon's 1996 Compensation. Dr. Gordon, President and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation plans available to other executives. Dr. Gordon's salary for 1996 increased from $220,500 to $250,000. Dr. Gordon also received bonus compensation of $56,250 in 1996. The Compensation Committee believes that Dr. Gordon's annual compensation has been set at a level competitive with other companies in the industry.

                                            COMPENSATION COMMITTEE

                                            Andre L. Lamotte
                                            Allen Misher
                                            Douglas MacMaster

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Drs. Lamotte and Misher and Mr. MacMaster. No member of the Compensation Committee was at any time during 1996, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the

Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

     During 1996, no executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that, except as follows, all such filings required to be made by such Reporting Persons were timely made in accordance with the requirements of the Exchange Act. In March 1996, Dr. Misher filed his initial Form 3 more than 10 days after his election to the Board of Directors.

EMPLOYMENT AGREEMENTS

     Under the terms of an employment agreement dated July 19, 1990, Dr. Gordon serves as President, Chief Executive Officer and a director of the Company and is entitled to receive an annual base salary, as determined by the Board of Directors, of $250,000 for 1997, plus a bonus based upon the achievement of certain defined management objectives. The employment agreement automatically renews for successive 12-month periods. Dr. Gordon's employment is terminable
(i) by the Company or Dr. Gordon at any time upon not less than six months' prior written notice or (ii) by the Company, for "cause" (as defined in the employment agreement), immediately upon written notice. In the event the Company elects not to extend the employment agreement or terminates Dr. Gordon without "cause," the Company must pay Dr. Gordon a one time severance payment equal to fifty percent (50%) of his annual base salary in effect at the time. Dr. Gordon has agreed, for a period of one year following termination of his employment, not to engage in any business activity that directly or indirectly competes with the Company or to provide any services to the Company's competition or its clients. Dr. Gordon also has agreed not to disclose any of the Company's proprietary information to third parties without the written approval of the Company either during or after his employment. In connection with the execution of his employment agreement, the Company agreed to sell, and Dr. Gordon agreed to buy, 70,834 shares of the Company's Common Stock at a purchase price of $0.235 per share.

     Under the terms of an employment agreement dated October 18, 1991, Dr. Monath serves as Vice President, Research and Development and is entitled to receive an annual base salary of $190,000 for 1996. Pursuant to the employment agreement, the Company granted Dr. Monath an option to purchase 39,006 shares of the Company's Common Stock at $0.706 per share, now fully vested, and reimbursed Dr. Monath for expenses associated with his relocation to the Boston, Massachusetts area.

     Under the terms of an employment agreement dated May 1, 1992, Dr. Rombauer is entitled to receive an annual base salary of $157,290 for 1997. Pursuant to the employment agreement, the Company granted to Dr. Rombauer an option to purchase 27,625 shares of the Company's Common Stock at $0.706 per share, which is now fully vested. The Company also agreed to reimburse Dr. Rombauer for expenses associated with his relocation to the Boston, Massachusetts area.

     Under the terms of an employment agreement dated October 8, 1993, Mr. Ehrlich serves as the Vice President of Finance and Administration and Chief Financial Officer and is entitled to receive an annual salary of $145,000 for 1997, plus a bonus based upon the achievement of certain defined management objectives.

Pursuant to the employment agreement, the Company granted to Mr. Ehrlich an option to purchase 35,419 shares of Common Stock at $2.353 per share, vesting over a four-year period.

     The employment agreements with Drs. Monath and Rombauer and Mr. Ehrlich (each an "Executive" and collectively, the "Executives") are each for an initial period of three years and are thereafter automatically renewable for successive twelve-month periods unless terminated by either party by giving six-months' prior written notice to the other. Each of the Executives' employment is terminable by the Company, by giving prior written notice, at any time, with or without "cause" (as defined in each employment agreement). In the event the Company terminates any Executive's employment without "cause," the Executive is entitled to receive his then current salary for a period of six months following such termination. In addition, each Executive has agreed, for a period of three years in the case of Dr. Monath and one year for Drs. Rombauer and Ackerman and Mr. Ehrlich, not to engage in any business activity that directly or indirectly competes with the Company or to provide any services to the Company's competition. Each Executive has also entered into a Confidential Information and Invention Assignment Agreement with the Company pursuant to which each Executive has agreed (i) not to disclose any of the Company's proprietary information to third parties without the prior written approval of the Company either during or after his employment and (ii) to assign to the Company his full right and title in and to any inventions made during the course of his employment with the Company.

COMPARATIVE STOCK PERFORMANCE

     The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from June 8, 1995 (the effective date of the initial public offering of the Company's Common Stock) through December 31, 1996 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index"), and (ii) the Nasdaq Pharmaceutical Index. This graph assumes the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index on June 8, 1995 and assumes that all dividends are reinvested. Measurement points are on June 8, 1995, December 29, 1995 and December 31, 1996. Prior to June 8, 1995, the Company's Common Stock was not registered under the Exchange Act.

                                                            Nasdaq
      Measurement Period           Nasdaq Composite     Pharmaceutical
    (Fiscal Year Covered)                Index               Index            OraVax, Inc.
           6/8/95                        100.00              100.00              100.00
          12/29/95                       120.32              159.71              117.50
          12/31/96                       148.00              159.88               52.50

CERTAIN TRANSACTIONS

     For a description of certain transactions between the Company and Mr. MacMaster, Dr. Misher and Mr. Clarke, directors of the Company, see "Directors' Compensation" above. For a description of certain employment and other arrangements between the Company and its executive officers, see "Employment Agreements" above.

     The Company has a policy that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

                APPROVAL OF AMENDMENT TO 1995 STOCK OPTION PLAN

     Under the terms of the Company's 1995 Stock Option Plan (the "1995 Stock Option Plan"), the Company is authorized to grant options to purchase up to 300,000 shares of Common Stock to employees, officers or directors of, and consultants or advisors to, the Company and it subsidiaries. The Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("incentive stock options") or nonstatutory options not intended to qualify as incentive stock options. The purpose of the 1995 Stock Option Plan is to ensure that the Company may continue to attract and retain key employees, officers, directors, consultants and advisors who are expected to contribute to the Company's growth and success.

     On March 24, 1997, the Board of Directors adopted, subject to stockholder approval, an amendment (the "Option Plan Amendment") to the 1995 Stock Option Plan increasing the number of shares of the Company's Common Stock available for issuance under the 1995 Stock Option Plan from 300,000 shares to 1,300,000 shares.

     The following is a summary of the material provisions of the 1995 Stock Option Plan:

ADMINISTRATION AND ELIGIBILITY

     The 1995 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1995 Stock Option Plan, the Compensation Committee has authority to construe the respective option agreements, to prescribe, amend and rescind rules and regulations relating to the 1995 Stock Option Plan and to make all other determinations in the judgment of the Compensation Committee necessary or desirable for the administration of the 1995 Stock Option Plan.

     Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; provided that incentive stock options may be granted only to persons who are eligible to receive such options under Section 422 of the Code. The granting of options to directors and officers shall be determined either (a) by the Board of Directors of which all members shall be "disinterested persons" (as defined in the 1995 Stock Option Plan) or (b) by a committee of two or more directors having full authority to act on the matter, of which all members shall be "disinterested persons."

NUMBER OF SHARES AND EXERCISE PRICE

     Subject to adjustment as provided in the 1995 Stock Option Plan, the maximum number of shares of Common Stock of the Company which currently may be issued and sold under the 1995 Stock Option Plan is 300,000 shares. As of June 2, 1997, options to purchase a total of 1,156,863 shares of Common Stock at a weighted average exercise price of $3.22 per share were outstanding under the 1995 Stock Option Plan. The maximum number of shares of Common Stock with respect to which an option may be granted to any participant under the 1995 Stock Option Plan is 100,000 per calendar year (subject to adjustment as provided in the 1995 Stock Option Plan).

     The Compensation Committee selects the exercise price per share of stock, provided the exercise price cannot be less than (a) 110% of fair market value for incentive stock options granted to a holder of more than 10% of the Company's capital stock, (b) 100% of fair market value for incentive stock options generally and (c) 50% of fair market value for nonstatutory options. The option price may be paid in cash or shares of Common Stock owned by the optionee as provided in the 1995 Stock Option Plan. The Compensation Committee shall also determine the expiration of the option period, provided that (i) in the case of incentive stock options, the date shall not be later than 10 years after the date on which the option is granted, (ii) in the case of incentive stock options granted to a holder of more than 10% of the Company's capital stock, such date shall not be later than five years after the date on which the option is granted and (iii) in all cases, options shall be subject to earlier termination as provided in the 1995 Stock Option Plan.

TERMS OF OPTIONS

     Except as the Compensation Committee may otherwise determine or provide in the applicable option agreement, all options are nontransferable other than by will or the laws of descent and distribution, provided, however, that nonstatutory options may be transferred by certain persons required to file reports under Section 16(a) of the Exchange Act pursuant to a qualified domestic relations order (as defined in Rule 16b-3 promulgated under the Exchange Act). Holders of incentive stock options may generally exercise such options up to 90 days after termination of employment with the Company, unless termination results from death or disability in which case such options may be exercised up to one year after termination. Holders of nonstatutory options may exercise such options after termination of employment with the Company during the period specified in the applicable option agreement.

     The Compensation Committee determines when options granted under the 1995 Stock Option Plan become exercisable (generally in installments at the rate of 25% per year). The Compensation Committee may accelerate the date on which any option granted may be exercised or extend the period during which any particular option may be exercised, provided that no such extension shall be permitted if it would cause the 1995 Stock Option Plan to fail to comply with Section 422 of the Code, or with Rule 16b-3 promulgated under the Exchange Act.

     The Compensation Committee has the authority, with the consent of the effected optionee, to cancel or amend any outstanding options under the 1995 Stock Option Plan and to grant in substitution therefor new options covering the same or a different number of shares of Common Stock and having an exercise price per share which may be lower or higher than the exercise price per share of the outstanding options.

     Subject to the prior approval of the Compensation Committee, an optionee may elect to satisfy any tax withholding obligations with respect to shares issued upon exercise of options by causing the Company to withhold shares of Common Stock otherwise issuable upon the exercise of an option or by delivering to the Company shares of Common Stock then owned by such optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation.

AMENDMENT AND TERMINATION

     The Board of Directors may at any time modify or amend the 1995 Stock Option Plan in any respect, except that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to incentive stock options or under Rule 16b-3 promulgated under the Exchange Act with respect to options held by persons who are required to file reports pursuant to Section 16(a) of the Exchange Act, the Board of Directors may not effect such modification or amendment without such approval. The termination or any amendment of the 1995 Stock Option Plan shall not, without the consent of an optionee, effect his or her rights under an option previously granted.

     In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company or the board of directors of any corporation assuming the obligations of the Company may, in its discretion, take any one or more of the following actions as to outstanding options: (a) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (b) provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (c) if the event involves a cash payment for each share surrendered in the merger, make or provide for a cash payment to the optionees equal to the difference between the merger consideration per share and the exercise price per share for all then outstanding options and (d) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

     The 1995 Stock Option Plan shall terminate with respect to incentive stock options upon the earlier of February 28, 2005, or the date on which all shares available for issuance under the 1995 Stock Option Plan shall have been issued pursuant to the exercise or cancellation of options granted thereunder. The 1995 Stock Option Plan shall terminate with respect to nonstatutory options on February 28, 2005.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1995 Stock Option Plan and with respect to the sale of Common Stock acquired under the 1995 Stock Option Plan.

  Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises of a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

  Tax Consequences to the Company

     The grant of an option under the 1995 Stock Option Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1995 Stock Option Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1995 Stock Option Plan, including as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to ordinary compensation income recognized by participants with respect to nonstatutory stock options under the 1995 Stock Option Plan who are employees or otherwise subject to withholding.

BOARD RECOMMENDATION

     The Board of Directors believes that the Option Plan Amendment is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the stockholders, the Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current year. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since 1991. If the stockholders do not ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants, the selection of such accountants will be reconsidered by the Board of Directors.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Cambridge, Massachusetts not later than December 19, 1997 for inclusion in the proxy statement for that meeting.

                                            By Order of the Board of Directors,


                                            [SIGNATURE]

                                            KEITH S. EHRLICH, Secretary

June 13, 1997

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                     Appendix A
                                                                     ----------

                                  ORAVAX, INC.


                             1995 STOCK OPTION PLAN


1.   Purpose.
     -------

     The purpose of this plan (the "Plan") is to secure for OraVax, Inc. (the "Company") and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.   Type of Options and Administration.
     ----------------------------------

     (a) TYPES OF OPTIONS. Options granted pursuant to the Plan may be either incentive stock options ("Incentive Stock Options") meeting the requirements of
Section 422 of the Code or Non-Statutory Options which are not intended to meet the requirements of Section 422 of the Code ("Non-Statutory Options").

     (b) Administration.
         --------------

          (i) The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Board of Directors, necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.

          (ii) The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations and Section 3(b) of this Plan delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

     (c) APPLICABILITY OF RULE 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule ("Rule 16b-3"), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.   Eligibility.
     -----------

     (a) GENERAL. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; PROVIDED, that the class of employees to whom Incentive Stock Options may be granted shall be limited to all employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine. Subject to adjustment as provided in Section 15 below, the maximum number of shares with respect to which options may be granted to any employee under the Plan shall not exceed 100,000 shares (after giving effect to the Company's stock dividend declared effective as of March 31, 1995) of Common Stock during any calendar year during the term of the Plan. For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced or cancelled.

     (b) Grant of Options to Directors and Officers. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of a director or an officer (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors, of which all members shall be "disinterested persons" (as hereinafter defined), or (ii) by two or more directors having full authority to act in the matter, each of whom shall be a "disinterested person." For the purposes of the Plan, a director shall be deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

4.   Stock Subject to Plan.
     ---------------------

     Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 300,000 shares (after giving effect to the Company's stock dividend declared effective as of March 31, 1995). If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall such shares be made available for issuance to Reporting Persons or pursuant to exercise of Incentive Stock Options.

5.   Forms of Option Agreements.
     --------------------------

     As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.   Purchase Price.
     --------------

     (a) GENERAL. Subject to Section 3(b), the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, PROVIDED, HOWEVER, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b).

     (b) PAYMENT OF PURCHASE PRICE. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Regulation T promulgated by the Federal Reserve Board). The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.   Option Period.
     -------------

     Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.

8.   Exercise of Options.
     -------------------

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.   Nontransferability of Options.
     -----------------------------

     Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that Non-Statutory Options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

10.  Effect of Termination of Employment or Other Relationship.
     ---------------------------------------------------------

     Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.  Incentive Stock Options.
     -----------------------

     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (a) EXPRESS DESIGNATION. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

     (b) 10% STOCKHOLDER. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:


          (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

          (ii) the option exercise period shall not exceed five years from the date of grant.

     (c) DOLLAR LIMITATION. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

     (d) TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

          (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), PROVIDED, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

          (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

          (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.


12.  Additional Provisions.
     ---------------------

     (a) ADDITIONAL OPTION PROVISIONS. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; PROVIDED THAT such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     (b) ACCELERATION, EXTENSION, ETC. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

13.  General Restrictions.
     --------------------

     (a) INVESTMENT REPRESENTATIONS. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     (b) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.


14.  Rights as a Stockholder.
     -----------------------

     The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.  Adjustment Provisions for Recapitalizations and Related Transactions.
     --------------------------------------------------------------------

     (a) GENERAL. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split (other than the Company's stock dividend declared effective as of March 31, 1995) or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

     (b) BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.  Merger, Consolidation, Asset Sale, Liquidation, etc.
     ---------------------------------------------------

     (a) GENERAL. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), PROVIDED that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and
(B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.


     (b) SUBSTITUTE OPTIONS. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.  No Special Employment Rights.
     ----------------------------

     Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.  Other Employee Benefits.
     -----------------------

     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.


19.  Amendment of the Plan.
     ---------------------

     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

     (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20.  Withholding.
     -----------

     (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

21.  Cancellation and New Grant of Options, Etc.
     ------------------------------------------

     The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.  Effective Date and Duration of the Plan.
     ---------------------------------------

     (a) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, options previously granted under the Plan shall not vest and shall terminate and no options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular person) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) TERMINATION. Unless sooner terminated in accordance with Section 16, the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options or the final vesting of awards granted under the Plan. Unless sooner terminated in accordance with Section 16, the Plan shall terminate with respect to options which are not Incentive Stock Options and awards on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.


23.  Provision for Foreign Participants.
     ----------------------------------

     The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

                              Adopted by the Board of Directors on March 1, 1995

                                  DETACH HERE                        Appendix B
                                                                     ----------

                                  ORAVAX, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS - JULY 8, 1997
P
         Those signing on the reverse side, revoking any prior proxies, hereby
R appoint(s) Lance K. Gordon, Keith S. Ehrlich and John M. Westcott, Jr., or each or any of them with full power of substitution, as proxies for those
O signing on the reverse side to act and vote all shares of stock of OraVax, Inc. (the "Company") which the undersigned would be entitled to vote if
X personally present at the 1997 Annual Meeting of Stockholders of the Company and at any adjournments thereof as indicated upon all matters
Y referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing.

     HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

     --------------------------------        -----------------------------------

     --------------------------------        -----------------------------------

     --------------------------------        -----------------------------------
                                                                     -----------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                         SIDE
                                                                     -----------

                                  ORAVAX, INC.

    Dear Stockholder:

    Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

    Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

    Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

    Your vote must be received prior to the Annual Meeting of Stockholders to be held on July 8, 1997.

    Thank you in advance for your prompt consideration of these matters.

    Sincerely,

    OraVax

                                  DETACH HERE                             ORA 2F

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO OTHER INDICATION
    IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSALS NUMBER 1, 2 AND 3.

    A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSALS NUMBER 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

                                                                                                            FOR  AGAINST  ABSTAIN
    1. Election of Class II Directors                           2. Approval of an amendment to the          [ ]    [ ]      [ ]
                                                                   Company's 1995 Stock Option Plan,
    NOMINEES: C. Boyd Clarke and Allen Misher                      providing for an increase from
                 FOR        WITHHELD                               300,000 to 1,300,000 in the number
                 [ ]          [ ]                                  of shares of Common Stock reserved
                                                                   for issuance thereunder.

                                                                                                            FOR  AGAINST  ABSTAIN
    [ ]                                                         3. Ratification of selection of indepen-    [ ]    [ ]      [ ]
       ----------------------------------------                     dent accountants.
       For both nominees except as noted above

                                                                Mark here at right if comments or address change            [ ]
                                                                have been made on the reverse side of this card

                                                                PLEASE VOTE, DATE AND SIGN BELOW AND RETURN
                                                                PROMPTLY IN ENCLOSED ENVELOPE.

                                                                Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.


Signature:                                  Date:              Signature:                               Date:
          ---------------------------------      -------------           ------------------------------       -------------
